Press Contact: W. Don Cornwell

Analyst Contact: Ellen McClain

Telephone: 212/826-2530

FOR IMMEDIATE RELEASE

Monday, April 28, 2003

GRANITE BROADCASTING REPORTS RESULTS FOR THE FIRST
QUARTER ENDED MARCH 31, 2003

-Results In-Line with Guidance-

-Same Station Net Revenue Increases 4%-

NEW YORK, April 28, 2003 — Granite Broadcasting Corporation (NASDAQ: GBTVK) reported results for first quarter 2003 that are in-line with the guidance provided by the Company in its press release dated February 26, 2003.  Reported results were impacted by the disposition of KNTV on April 30, 2002 (see Table 1).  As such, the Company also reports certain “same station” information, which assumes the disposition occurred on January 1, 2002 (see Table 2 and Table 3).

Commenting on the results, W. Don Cornwell, Chairman and Chief Executive Officer, said, “Our first quarter results reflect strength across our entire station group and our ability to achieve expectations despite advertising disruption resulting from the war.  With net revenue up 4 percent, every station in our group gained or maintained revenue share during the quarter.  Our WB affiliates led the way, with our San Francisco WB affiliate experiencing particularly strong revenue growth.  Our Big Three affiliates had a solid quarter considering the need to replace the $3 million of Olympic and political revenue from last year’s first quarter and revenue lost as a result of preemptions and cancellations relating to war coverage.”

John Deushane, Chief Operating Officer, added, “We are extremely pleased with the ratings and share gains our stations continued to achieve this quarter.  Our WB affiliates were virtually unaffected by the war, experiencing little disruption.  Our Big Three affiliates were well prepared to deliver top quality war coverage and help comfort viewers with local initiatives such as town hall meetings and partnerships with the American Red Cross’ “Together We Prepare” project.”  Highlights include:

• In San Francisco, our WB affiliate continued its revenue and share gain momentum.  The station’s net revenue growth of 31% was more than triple that of the market, enabling the station to increase its revenue share 18% over last year’s first quarter.

• In Detroit, our WB affiliate’s new prime-time access line up of Will & Grace and Home Improvement continues to increase ratings in several key women and adult demographics, including women 18-49 up 78% from last February.  The station also increased women 18-34 ratings during the 5-7pm time period by 60% and women 25-54 ratings during the 10-11pm time period by 64%.

• In Buffalo, our ABC affiliate increased its revenue in a market that was estimated to be down 13%.  In the February Nielsen ratings book, our station increased its news ratings in the morning, noon, 5pm and 11pm time periods.

• In Fresno, our NBC affiliate outpaced its market and increased revenue share for the second consecutive quarter.  In February, the station’s newly launched 4pm newscast increased its adults 25-54 rating 40% from the November 2002 ratings book.  Also in February, our station hosted its annual “Volunteer-a-thon” where local residents and organizations donate their time to various non-profit, public service organizations in the San Joaquin Valley.  A total of 1.3 million hours were donated this year, setting a new record for the event.

• In Fort Wayne, our ABC affiliate continued its ratings momentum and has the most watched newscast in every time period.  During the February ratings book, the station grew its adults 25-54 ratings at 5pm, 6pm and 11pm by 18 percent, 39 percent and 46 percent, respectively.  The station increased its first quarter revenue share by more than doubling the market’s revenue growth.

• In Peoria, our NBC affiliate outpaced its market and increased its already impressive revenue share for the ninth consecutive quarter. Our station remains the market’s news leader in every time period.

• In Syracuse, our CBS affiliate significantly outpaced its market and increased its share of market revenue.  During the February book, the station grew ratings in several key demos for its local programming at 5pm, 6pm and 11pm and had the most watched prime time access programming from 7-8pm.  The station capitalized on the Syracuse University Orangemen’s trip to the NCAA championship with three primetime and other special programming, tripling “March Madness” revenue this year.

• In Duluth, our NBC affiliate immediately began seeing the impact of reaching an additional 22 percent of its DMA after completion of its satellite station, KRII, in the northern region of the DMA.  The station is now number one in all newscasts in adults 25-54.  In addition, our station outpaced its market and increased revenue share during the quarter.

Don Cornwell concluded, “Our station highlights reflect the strength of our management team and the continued execution of our operating strategy.  In addition, we are focused on implementing a significant change in the mix of our station group, and we are currently exploring various options.  As we have previously stated, we are seeking to sell or swap our WB stations for news-oriented stations, and to create duopolies in some of our current markets.  Given the momentum of our WB affiliates and our success at operating news-oriented stations, we are well positioned to execute this strategy.  We have made significant progress in its implementation and we look forward to updating you in the near future.”

Use of Broadcast Cash Flow and EBITDA

Broadcast Cash Flow is a non-GAAP measure commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets.  EBITDA is also used as a performance measure and to measure a company’s ability to service debt. (See Table 2 for the definitions of Broadcast Cash Flow and EBITDA).  Broadcast Cash Flow and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.  The Company considers operating loss to be the most comparable GAAP measure to Broadcast Cash Flow and to EBITDA; therefore, the Company has included a reconciliation of Broadcast Cash Flow and EBITDA to operating loss in Table 4 and Table 6, as required by Regulation G.

FIRST QUARTER RESULTS - SAME STATION

THREE MONTHS ENDED MARCH 31, 2003

VERSUS THREE MONTHS ENDED MARCH 31, 2002

On a same station basis, net revenue increased $948,000 or 4 percent due primarily to a healthy 18 percent increase in net revenue at the Company’s WB affiliates offset, in part, by a net revenue decline of 1.8 percent at the Company’s Big Three affiliates, a solid performance in light of the absence of $1.2 million in political and $1.6 million in Olympic revenue from last year’s first quarter.

On a same station basis, station operating expenses increased 8 percent due primarily to increased program amortization at the Company’s WB affiliates and increased sales and news expense at the Company’s Big Three affiliates, offset, in part, by lower program amortization at the Company’s Big Three affiliates.  Same station first quarter Broadcast Cash Flow decreased $1.8 million to $2.4 million.

WB Affiliates

Net revenue at the Company’s WB affiliates increased 18 percent or $1.2 million during the quarter.  The increase was driven by 31 percent net revenue growth at the Company’s San Francisco WB affiliate, which significantly outpaced its market and grew revenue share over last year’s first quarter.  The Company’s Detroit WB affiliate kept pace with its market and maintained revenue share in the first quarter.  The WB affiliates contributed 33 percent to net revenue during the quarter.

Station operating expenses at the Company’s WB affiliates increased 14 percent due primarily to increased program amortization for new programs launched in the fall of 2002.  Broadcast Cash Flow at the Company’s WB affiliates declined to negative $1.3 million from negative $859,000.

Big Three Affiliates

On a same station basis, net revenue at the Company’s Big Three affiliates decreased 1.8 percent or $295,000. Strong growth in local advertising was offset by the absence of $1.2 million in political and $1.6 million in Olympic revenue versus last year’s first quarter.  The Big Three affiliates contributed 67 percent to net revenue during the quarter.

On a same station basis, station operating expenses at the Company’s Big Three affiliates increased 4 percent due primarily to an increase in sales expense and news expense due to the launch of new 4pm newscasts in Buffalo and Fresno, offset in part by a decline in program amortization.  Broadcast Cash Flow at the Big Three affiliates decreased $1.4 million to $3.7 million.

SECOND QUARTER 2003 GUIDANCE

Commenting on guidance for the three months ended June 30, 2003, Ellen McClain, Senior Vice President and Chief Financial Officer, said, “At this early point in the quarter, we see momentum at our stations sufficient to predict that second quarter revenue growth will outpace first quarter revenue growth.  In particular, momentum is evident at our WB and NBC affiliates as well as at our Buffalo ABC affiliate, which achieved noteworthy ratings gains in the February ratings book.

“At this time, our best estimate is that, on a same station basis, second quarter net revenue will increase in the range of 5 to 8 percent and Broadcast Cash Flow will be in the range of $4.9 million to $5.9 million.  On an as reported basis, which includes KNTV for one month in 2002’s second quarter, we expect net revenue to decline between 10.1 and 12.6 percent.”  (See Table 5 and Table 6).

Second Quarter Guidance on Other Income Statement Items

•                  Depreciation expense is expected to be $1.7 million in the second quarter and $6.7 million for the full year

•                  Amortization expense is expected to be $2.4 million in the second quarter and approximately $6.7 million for the full year.

•                  Corporate expense is expected to be $2.7 million for the second quarter and approximately $10.8 million for the full year.

•                  Non-cash compensation expense is expected to be $170,000 for the second quarter and approximately $1.2 million for the full year.

•                  Interest expense is expected to be $7.7 million in the second quarter and approximately $31 million for the full year.

•                  Non-cash interest expense is expected to be $1.2 million in the second quarter and approximately $4.6 million for the full year.

•                  Capital expenditures are expected to be $11 million in the second quarter and approximately $15 million for the full year, which includes $6.2 million in the second quarter and approximately $7 million for the full year for completion of the digital conversion.

*  *  *  *  *

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which represent the Company’s expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. Such factors include, without limitation, general economic conditions, competition in the markets in which the Company’s stations are located, technological change and innovation in the broadcasting industry and proposed legislation. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language set forth in the Company’s most recent Form 10K report and other documents filed with the Securities and Exchange Commission. There can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.

Granite Broadcasting Corporation (NASDAQ: GBTVK) operates eight television stations in geographically diverse markets reaching over 6% of the nation’s television households. Three stations are affiliated with the NBC Television Network (NBC), two with the ABC Television Network (ABC), one with the CBS Television Network (CBS), and two with the Warner Brothers Television Network (WB).  The NBC affiliates are KSEE-TV, Fresno-Visalia, California, WEEK-TV, Peoria-Bloomington, Illinois, and KBJR-TV, Duluth, Minnesota and Superior, Wisconsin.  The ABC affiliates are WKBW-TV, Buffalo, New York, and WPTA-TV, Fort Wayne, Indiana. The CBS affiliate is WTVH-TV, Syracuse, New York.  The WB affiliates are KBWB-TV, San Francisco-Oakland-San Jose, California, and WDWB-TV, Detroit, Michigan.

(Financial tables are attached).

Table 1

Financial Results -As Reported (Unaudited)

(in thousands, except per share data and number of shares)

GRANITE BROADCASTING CORPORATION	As Reported
	Three Months Ended March 31,
	2003	2002
Net revenue	$24,657	$43,542
Station operating expenses	22,105	30,085
Depreciation expense	1,531	1,734
Amortization expense	2,370	9,478
Corporate expense	2,820	2,297
Non-cash compensation expense	386	329
Operating loss	(4,555)	(381)

Interest expense	7,627	12,587
Interest income	(214)	(119)
Non-cash interest expense	1,071	7,865
Other expense	138	149
Loss before income taxes and cumulative effect of a change in accounting principle	(13,177)	(20,863)
Provision (benefit) for income taxes:
Current	42	63
Deferred	(2,897)	(7,871)
Total benefit for income taxes	(2,855)	(7,808)
Loss from continuing operations before cumulative effect of a change in accounting principle	(10,322)	(13,055)
Cumulative effect of a change in accounting principle, net of tax benefit (a)	—	150,479
Net loss	$(10,322)	$(163,534)

Net loss attributable to common shareholders	$(16,798)	$(172,178)

Per basic and diluted common share:
Loss from continuing operations before cumulative effect of a change in accounting principle	$(0.89)	$(1.16)
Cumulative effect of a change in accounting principle, net of tax benefit	—	(8.03)
Basic and diluted net loss per share	$(0.89)	$(9.19)

Weighted average common shares outstanding	18,941,000	18,728,000

Capital expenditures	$2,054	$1,487

(a) Represents a one-time, non-cash charge in connection with the adoption of FASB #142.

Table 2

Financial Results - Same Station (unaudited)

(in thousands)

GRANITE BROADCASTING CORPORATION	Same Station
	Three Months Ended March 31,
	2003	2002	Percent Change
Net revenue	$24,657	$23,709	4.0%
Station operating expenses	22,105	20,471	8.0%
Depreciation expense	1,531	1,347
Amortization expense	2,370	2,704
Corporate expense	2,820	2,297
Non-cash compensation expense	386	329
Operating loss	$(4,555)	$(3,439)

Supplemental Financial Data:
Broadcast cash flow (a)	$2,408	$4,199
Broadcast cash flow margin	9.8%	17.7%
EBITDA (b)	$(412)	$1,902
Program amortization	$6,186	$5,094
Program payments	$6,330	$4,133

Table 3

Reconciliation of As Reported Results to Same Station (unaudited)

Three Months Ended March 31, 2002

(in thousands)

	As Reported	Less: KNTV (c)	Same Station
Net revenue	$43,542	$19,833	$23,709
Station operating expenses	30,085	9,614	20,471
Depreciation expense	1,734	387	1,347
Amortization expense	9,478	6,774	2,704
Corporate expense	2,297	—	2,297
Non-cash compensation expense	329	—	329
Operating loss	$(381)	$3,058	$(3,439)

(a) Broadcast cash flow is defined as operating loss plus depreciation, amortization, corporate, non-cash compensation and program amortization, less program payments.  The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and is also used to value assets. Broadcast cash flow is not and should not be used as an indicator or alternative to operating loss, net loss, or cash flow, as reflected in the consolidated financial statements, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(b) EBITDA is defined as operating income plus depreciation, amortization, non-cash compensation and program amortization, less program payments.  The Company has included EBITDA data because such data is used as a performance measure and as a measure of a company's ability to service debt.  EBITDA is not and should not be used as an indicator or alternative to operating loss, net loss, or cash flow, as reflected in the consolidated financial statements, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.  In prior earning announcements, EBITDA was defined as loss before income taxes and cumulative effect of a change in accounting principle, plus depreciation, amortization, non-cash compensation, interest expense, non-cash interest expense and program amortization, less program payments and interest income.

(c) KNTV was sold on April 30, 2002.

Table 4

Reconciliation of Operating Loss to Broadcast Cash Flow and EBITDA (unaudited)

GRANITE BROADCASTING CORPORATION	Same Station
	Three Months Ended March 31,
	2003	2002
Reconciliation of Operating Loss to Broadcast Cash Flow:
Operating loss	$(4,555)	$(3,439)
Plus:
Depreciation expense	1,531	1,347
Amortization expense	2,370	2,704
Corporate expense	2,820	2,297
Non-cash compensation expense	386	329
Program amortization	6,186	5,094
Less:
Program Payments	6,330	4,133
Broadcast Cash Flow	$2,408	$4,199

Reconciliation of Operating Loss to EBITDA:
Operating loss	$(4,555)	$(3,439)
Plus:
Depreciation expense	1,531	1,347
Amortization expense	2,370	2,704
Non-cash compensation expense	386	329
Program amortization	6,186	5,094
Less:
Program Payments	6,330	4,133
EBITDA	$(412)	$1,902

Table 5

Second Quarter Guidance - Same Station (unaudited)

(in thousands)

GRANITE BROADCASTING CORPORATION	Three Months Ended June 30,
	2002	2003		Percent Change
	Same Station	High	Low	High	Low
Net revenue	$27,091	$29,258	$28,445	8.0%	5.0%
Station operating expenses	21,775	22,774	22,992	4.6%	5.6%
Depreciation expense	1,386	1,700	1,700
Amortization expense	2,502	2,400	2,400
Corporate expense	2,319	2,700	2,700
Non-cash compensation expense	326	170	170
Operating loss	$(1,217)	$(486)	$(1,517)

Supplemental Financial Data:
Broadcast cash flow (a)	$5,300	$5,931	$4,900	11.9%	-7.5%
Broadcast cash flow margin	19.6%	20.3%	17.2%
EBITDA (b)	$2,981	$3,231	$2,200
Program amortization	$6,314	$5,953	$5,953
Program payments	$6,330	$6,506	$6,506

(a) Broadcast cash flow is defined as operating loss plus depreciation, amortization, corporate, non-cash compensation and program amortization, less program payments.  The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and is also used to value assets. Broadcast cash flow is not and should not be used as an indicator or alternative to operating loss, net loss, or cash flow, as reflected in the consolidated financial statements, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(b) EBITDA is defined as operating income plus depreciation, amortization, non-cash compensation and program amortization, less program payments.  The Company has included EBITDA data because such data is used as a performance measure and as a measure of a company's ability to service debt.  EBITDA is not and should not be used as an indicator or alternative to operating loss, net loss, or cash flow, as reflected in the consolidated financial statements, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.  In prior earning announcements, EBITDA was defined as loss before income taxes and cumulative effect of a change in accounting principle, plus depreciation, amortization, non-cash compensation, interest expense, non-cash interest expense and program amortization, less program payments and interest income.

Table 6

Second Quarter Guidance

Reconciliation of Operating Loss to Broadcast Cash Flow and EBITDA (unaudited)

(in thousands)

GRANITE BROADCASTING CORPORATION	Three Months Ended June 30,
	2002	2003
	Same Station	High	Low
Reconciliation of Operating Loss to Broadcast Cash Flow:
Operating loss	$(1,217)	$(486)	$(1,517)
Plus:
Depreciation expense	1,386	1,700	1,700
Amortization expense	2,502	2,400	2,400
Corporate expense	2,319	2,700	2,700
Non-cash compensation expense	326	170	170
Program amortization	6,314	5,953	5,953
Less:
Program Payments	6,330	6,506	6,506
Broadcast Cash Flow	$5,300	$5,931	$4,900

Reconciliation of Operating Loss to EBITDA:
Operating loss	$(1,217)	$(486)	$(1,517)
Plus:
Depreciation expense	1,386	1,700	1,700
Amortization expense	2,502	2,400	2,400
Non-cash compensation expense	326	170	170
Program amortization	6,314	5,953	5,953
Less:
Program Payments	6,330	6,506	6,506
EBITDA	$2,981	$3,231	$2,200